UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2008

Whitestone REIT (Exact Name of Registrant as Specified in Its Charter)
Hartman Commercial Properties REIT (Former Name of Registrant)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or	(Commission File Number)	(I.R.S. Employer
organization)		Identification No.)

2600 South Gessner, Suite 500 Houston, Texas 77063
(Address of principal executive offices)
(Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Trustees (the “Board”) of Whitestone REIT (the “Company”) has adopted a resolution to amend the Company’s Bylaws.  The amendment to Article II, Section 2 changed the date of the Annual Shareholders Meeting to a date to be set at the discretion of the Trustees.  Prior to this change, Article II, Section 2 provided that: “An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held during the month of May of each year.”

In contemplating this amendment, the Board considered the movement of the State court trial date, in the litigation matter with Allen Hartman and Hartman Management LP, to June 2, 2008.  The Board considered the material nature of the litigation and the impact that litigation could have on the value of each and every shareholder’s and unit holder’s investment, the preparation required for both the Annual Meeting and the litigation, and the importance of knowing an outcome of this trial for the Annual Meeting.  The Board voted to amend the Bylaws to allow for the Annual Meeting to be held after receiving a trial verdict from the State court and tentatively set the date of the Annual Meeting for July 29, 2008.

Whitestone REIT issued a letter dated February 15, 2008 to all shareholders and unit holders of Whitestone REIT and Whitestone REIT Operating Partnership, LP informing them of the change to its Bylaws and the tentative date of the Annual Meeting.

On March 3, 2008 Whitestone REIT issued a press release announcing the change to its Bylaws and the tentative date of the Annual Meeting.

A copy of the Company’s Second Amendment to the Bylaws , letter to shareholders dated February 15, 2008 and press release dated March 3, 2008 are  furnished herewith as Exhibit 3(i).1, Exhibit 99.1 and Exhibit 99.2, respectively,  to the Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits.

(d) Exhibits.

	3(i).1	Second Amendment to Bylaws
	99.1	Letter to Shareholders by Whitestone REIT issued on February 15, 2008
	99.2	Press Release by Whitestone REIT issued on March 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Dated: March 3, 2008	By:	/s/ David K. Holeman
Name: David K. Holeman
Title: Chief Financial Officer